           As filed with the Securities and Exchange Commission on June 26, 2002
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-A/A
                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               EL PASO CORPORATION
                            EL PASO CAPITAL TRUST II
                            EL PASO CAPITAL TRUST III
             (Exact name of registrant as specified in its charter)

                                EL PASO BUILDING
                              1001 LOUISIANA STREET
                              HOUSTON, TEXAS 77002
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                 (713) 420-2600
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

               DELAWARE                                   76-0568816
    (STATE OR OTHER JURISDICTION OF         (I.R.S. EMPLOYER IDENTIFICATION NO.)
    INCORPORATION OR ORGANIZATION)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

    Title of each class                          Name of each exchange on
    to be so registered                    which each class is to be registered
    -------------------                    ------------------------------------
    EQUITY SECURITY UNITS                          NEW YORK STOCK EXCHANGE


         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the follow box. [X]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the follow box. [ ]

         Securities Act registration statement file number to which this form relates: 333-82412 333-82412-01 333-82412-02

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT: None

Item 1. Description of Registrant's Securities to be Registered.

         The description of the 9.00% Equity Security Units (the "Units") of El Paso Corporation, a Delaware corporation ("El Paso"), registered hereby is contained under the headings "Description of the Equity Security Units," "Description of the Senior Notes" and "Description of Capital Stock" in the Prospectus Supplement dated June 20, 2002, to the Prospectus dated February 27, 2002, forming a part of El Paso's Registration Statement on Form S-3 (File Nos. 333-82412, 333-82412-01 and 333-82412-02) filed with the Securities and Exchange Commission (the "Commission") on February 8, 2002, as declared effective by the Commission on February 27, 2002 (as the same may be amended or supplemented from time to time, the "Registration Statement"), and is hereby incorporated herein by reference. For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Units shall be deemed to be incorporated herein by reference.


Item 2. Exhibits.

         See Exhibit Index.

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Form 8-A/A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 26, 2002                       EL PASO CORPORATION



                                           /s/ David L. Siddall
                                           -------------------------------------
                                           By: David L. Siddall
                                               Vice President, Associate General
                                               Counsel and Corporate Secretary

                                  EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION
------            -----------
3.A*              Restated Certificate of Incorporation of El Paso, as filed with the Delaware Secretary of State on February 7, 2001, as amended on May 23, 2002.

3.B               Restated By-Laws of El Paso (incorporated by reference to
                  Exhibit 3.B to El Paso's Form 8-K dated February 14, 2001).

4.A               Amended and Restated Shareholder Rights Agreement, between El
                  Paso and BankBoston, N.A. dated January 20, 1999 (incorporated by reference to Exhibit 1 to El Paso's Registration Statement on Form 8-A/A Amendment No. 1 filed January 29, 1999).

4.B*              Certificate of Elimination and Retirement of Series B
                  Mandatorily Convertible Single Reset Preferred Stock and
                  Series C Mandatorily Convertible Single Reset Preferred Stock of El Paso as filed with the Delaware Secretary of State on May 23, 2002.

4.C Purchase Contract between The Coastal Corporation and The Bank of New York as Purchase Contract Agent and First Supplement to the Purchase Agreement dated as of January 29, 2001 among The
                  Coastal Corporation, El Paso and The Bank of New York, as
                  Purchase Contract Agent (incorporated by reference to Exhibit
                  4.D to El Paso's 2000 Form 10-K ).

4.D Indenture dated as of May 10, 1999, by and between El Paso and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as
                  Trustee (incorporated by reference to Exhibit 4.1 to El Paso's
                  Form 8-K dated May 10, 1999).

4.E Eighth Supplemental Indenture, dated as of June 26, 2002, between El Paso and JPMorgan Chase Bank (formerly known as The
                  Chase Manhattan Bank), as Trustee (incorporated by reference to Exhibit 4.A to El Paso's Form 8-K filed June 26, 2002).

4.F               Form of Senior Note due August 16, 2007 (included in Exhibit
                  4.A to El Paso's Form 8-K filed June 26, 2002).

4.G Purchase Contract Agreement, dated as of June 26, 2002, between El Paso and JPMorgan Chase Bank, as Purchase Contract
                  Agent (incorporated by reference to Exhibit 4.B to El Paso's
                  Form 8-K filed June 26, 2002).

4.H               Form of Equity Security Unit (included in Exhibit 4.B to El
                  Paso's Form 8-K filed June 26, 2002).

4.I               Form of Stripped Unit (included in Exhibit 4.B to El Paso's
                  Form 8-K filed June 26, 2002).

4.J               Pledge Agreement, dated as of June 26, 2002, among El Paso,
                  The Bank of New York, as Collateral Agent, Securities
                  Intermediary and Custodial Agent, and JPMorgan Chase Bank, as
                  Purchase Contract Agent (incorporated by reference to Exhibit
                  4.C to El Paso's Form 8-K filed June 26, 2002).

4.K               Remarketing Agreement, dated as of June 26, 2002, among El
                  Paso, JPMorgan Chase Bank, as Purchase Contract Agent, and
                  Credit Suisse First Boston Corporation, as Remarketing Agent
                  (incorporated by reference to Exhibit 4.D to El Paso's Form
                  8-K filed June 26, 2002).

99.A              Prospectus (incorporated by reference to the Registration
                  Statement on Form S-3 (Registration Nos. 333-82412,
                  333-82412-01 and 333-82412-02)).


* Previously Filed